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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 28, 1997
                                -----------------
                Date of Report (Date of earliest event reported):



                                SECURITY BANCORP
                                ----------------
             (Exact name of registrant as specified in its charter)



Montana                             0-23838                          81-0486553
-----------------                 -----------            -----------------------
(State or Other                   (Commission                     (IRS Employer
Jurisdiction                      File Number)           Identification Number)
of Incorporation)


                 219 North 26th Street, Billings, Montana 59101
              ----------------------------------------------------
               (Address of principal executive offices - zip code)


Registrant's telephone number, including area code: (406) 238-4800

                                 Not applicable
                                ----------------
          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

      Effective on Friday, February 28, 1997, Security Bancorp, Billings, Montana ("Security"), completed its pending merger with WesterFed Financial Corporation, Missoula, Montana ("WesterFed"), with WesterFed as the surviving corporation. The Merger was accomplished pursuant to an Agreement and Plan of Merger, dated September 24, 1996 ("Merger Agreement"). The Merger Agreement was included as an exhibit to the Form 8-K dated September 24, 1996, previously filed with the Securities and Exchange Commission.

      Consummation of the acquisition was subject to several conditions, including receipt of applicable regulatory approvals and approval by Security's and WesterFed's shareholders. Security and WesterFed applied for and received the necessary approvals referenced above. Security's shareholders approved the Merger at its meeting on Monday, February 24, 1997. WesterFed's shareholders approved the Merger at its meeting on Tuesday, February 25, 1997.

      Pursuant to the terms of the Merger Agreement, each outstanding share of Security common stock was converted into either shares of WesterFed common stock or cash pursuant to an exchange formula.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements.  Not applicable.

      (b)   Pro forma financial information.  Not applicable.

      (c)   Exhibits:

            (99.1) Press Release dated February 28, 1997 announcing the closing of the Merger.

            (99.2) Form 15 dated February 28, 1997, as transmitted for filing by
                   Security to deregister Security's common stock pursuant to Rule 12g-4(a)(1)(i).


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:      February 28, 1997

                                SECURITY BANCORP



                                By:  /s/ David W. Jorgenson
                                    ---------------------------------
                                    David W. Jorgenson
                                    President and Chief Executive Officer